Exhibit 99.1

Contact:	Amedisys, Inc.
Director of Investor Relations
Kevin LeBlanc
225.292.2031
kleblanc@amedisys.com

AMEDISYS SETS FOURTH QUARTER 2008 INVESTOR CONFERENCE CALL

BATON ROUGE, Louisiana (January 21, 2009)—Amedisys, Inc. (Nasdaq: “AMED”, “we”, “Company”), one of America’s leading home health nursing companies, today announced that we will host a conference call with the investment community on Tuesday, February 17, 2009 at 10:00 a.m. ET to discuss our financial and business performance. We intend to release our financial results for the quarter and year ended December 31, 2008 pre-market on Tuesday, February 17, 2009.

To participate in the conference call, please dial 800-289-0544 (Domestic) or 913-905-3164 (International) a few minutes before 10:00 a.m. ET on Tuesday, February 17, 2009. A replay of the conference call will be available from 1:00 p.m. ET on February 17, 2009 through February 24, 2009. The replay dial in number is 888-203-1112 (Domestic) or 719-457-0820 (International). The replay pin number is 7194646.

The call will also be available on the Internet live and in our archived section thereafter on our Investor Relations page at the following web address:

http://www.amedisys.com/investors

Amedisys, Inc. (the “Company”) is headquartered in Baton Rouge, Louisiana. Our common stock trades on the Nasdaq Global Select Market under the symbol “AMED”.

Our company website address is www.amedisys.com. We use our website as a channel of distribution for important company information. Important information, including press releases, analyst presentations and financial information regarding the Company is routinely posted on and accessible on the “Investor Relations” subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. We will also use our website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the Securities and Exchange Commission (“SEC”) disclosing the same information. In addition, we make available on the Investor Relations subpage of our website (under the link “SEC filings”) free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, ownership reports on Forms 3, 4 and 5 and any amendments to those reports as soon as practicable after we electronically file such reports with the SEC. Further, copies of our Certificate of Incorporation and Bylaws, our Code of Ethical Business Conduct and the charters for the Audit, Compensation and Nominating and Governance Committees of our Board are also available on the Investor Relations subpage of our website (under the link “Corporate Governance”).

###